As filed with the Securities and Exchange Commission on August 15, 2003

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

OCCAM NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0442752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

77 Robin Hill Road

Santa Barbara, CA 93117

(Address of principal executive offices)

2000 STOCK INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Howard Bailey

Chief Financial Officer

Occam Networks, Inc.

77 Robin Hill Road

Santa Barbara, CA 93117

(Name and address of agent for service)

(805) 692-2900

(Telephone number, including area code, of agent for service)

Copy to:

Thomas C. DeFilipps

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock to be issued under the 2000 Stock Incentive Plan, $0.001 par value	29,875,000	$0.1175	$3,510,312.50	$283.98

Common Stock to be issued under the 2000 Employee Stock Purchase Plan, $0.001 par value	1,375,000	$0.1175	$161,562.50	$13.07

Aggregate Registration Fee	31,250,000		$3,671,875.00	$297.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2000 Stock Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock as reported on the OTC Bulletin Board on August 11, 2003 which was $0.1175 per share.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which were filed by Occam with the Securities and Exchange Commission (the “Commission”), and any future filings made by Occam with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Commission on March 31, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed with the Commission on May 14, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the Commission on August 14, 2003; and

•	The description of Occam’s common stock contained in its Registration Statement on Form 8-A, as filed with the Commission on June 1, 2000 and any amendment or report filed with the Commission for the purpose of updating such description.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Registrant

23.2	Consent of Ernst & Young, LLP, Independent Auditors, with respect to Occam Networks (California) Inc., a California corporation

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (See page II-3 of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on August 15, 2003.

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Howard-Anderson and Howard Bailey, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HOWARD-ANDERSON Robert Howard-Anderson	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2003

/s/ HOWARD BAILEY Howard Bailey	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 15, 2003

/s/ ROBERT B. ABBOTT Robert B. Abbott	Director	August 15, 2003

/s/ STEVEN M. KRAUSZ Steven M. Krausz	Director	August 15, 2003

/s/ THOMAS C. MCCONNELL Thomas C. McConnell	Director	August 15, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Registrant

23.2	Consent of Ernst & Young, LLP, Independent Auditors, with respect to Occam Networks (California), Inc., a California corporation

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (See page II-3 of this registration statement)